Exhibit 23-1


                  Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan for Key Employees of CARBO Ceramics Inc. of our report dated January 22, 1997, with respect to the consolidated financial statements of CARBO Ceramics Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                        ---------------------------
                                            Ernst & Young LLP


New Orleans, Louisiana
April 22, 1997




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